                                            Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

(1)Registration Statement (Form S-8 No. 333-232414) pertaining to the 2019 Gentex Corporation Omnibus Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-216273) pertaining to the Gentex Corporation Employee Stock Option Plan,
(3)Registration Statement (Form S-8 No. 333-198468) pertaining to the Gentex Corporation Employee Stock Option Plan,
(4)Registration Statement (Form S-8 No. 333-188893) pertaining to the 2013 Gentex Corporation Employee Stock Purchase Plan,
(5)Registration Statement (Form S-8 No. 333-183412) pertaining to the Gentex Corporation 2012 Amended and Restated Nonemployee Director Stock Option Plan,
(6)Registration Statement (Form S-8 No. 333-118213) pertaining to the Gentex Corporation Qualified Stock Option Plan,
(7)Registration Statement (Form S-8 No. 333-105858) pertaining to the Gentex Corporation 2003 Employee Stock Purchase Plan,
(8)Registration Statement (Form S-8 No. 333-101642) pertaining to the Gentex Corporation 2002 Nonemployee Director Stock Option Plan,
(9)Registration Statement (Form S-8 No. 333-04661) pertaining to the Gentex Corporation Qualified Stock Option Plan, and
(10)Registration Statement (Form S-8 No. 33-65321) pertaining to the Gentex Corporation Qualified Stock Option Plan;

of our reports dated February 23, 2022, with respect to the consolidated financial statements of Gentex Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Gentex Corporation and subsidiaries included in this Annual Report (Form 10-K) of Gentex Corporation for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Grand Rapids, Michigan
February 23, 2022